Exhibit 99

News Release

Ecolab Inc.
370 North Wabasha Street
St. Paul, Minnesota  55102

FOR IMMEDIATE RELEASE

Michael J. Monahan	(651) 293-2809 (Tel)
(651) 225-3123 (Fax)

ECOLAB REPORTS STRONG SECOND QUARTER EPS GAIN

Continues to expect full year 2003 EPS to increase double-digits

2003 SECOND QUARTER HIGHLIGHTS:

•                                          Record diluted net income per share +25% to $0.25

•                                          Diluted EPS +9% when compared to 2002 pro forma EPS from ongoing operations

•                                          Record sales +13% to $947 million

•                                          Solid domestic foodservice results and international profit improvement lead growth

•                                          2003 full year diluted EPS expected to rise 10% to 13% from 2002’s $0.92 from ongoing operations

	Second Quarter and Six Months Ended June 30
	Second Quarter		%	Six Months		%
(Millions, except per share)	2003	2002	increase	2003	2002	increase

Net Sales	$946.7	$839.2	13%	$1,822.6	$1,625.3	12%
Operating Income	121.4	98.6	23%	222.9	171.5	30%
Pretax Income	109.6	86.7	26%	200.4	149.1	34%
Taxes	42.5	35.0	21%	78.0	60.4	29%
Income from Continuing Operations before Change in Accounting	67.2	51.7	30%	122.5	88.7	38%
Change in Accounting for Goodwill					(4.0)
Gain from Discontinued Operations					1.9
Net Income	$67.2	$51.7	30%	$122.5	$86.6	41%
Diluted Income Per Common Share
Income from Continuing Operations	$0.25	$0.20	25%	$0.46	$0.34	35%
Change in Accounting for Goodwill					(0.02)
Gain from Discontinued Operations					0.01
Net Income	$0.25	$0.20	25%	$0.46	$0.33	39%
Average Shares Outstanding - Diluted	264.6	261.2	1%	264.2	260.9	1%

Per share amounts have been retroactively adjusted for the two-for-one stock split paid June 6, 2003.

Income for 2002 was reduced by several unusual items.  See the attached schedule of “Supplemental 2002 Diluted Earnings Per Share Information.”

- more -

ST. PAUL, Minn., July 22, 2003:  Strong domestic sales led by good growth in its core business divisions and healthy improvement in its international earnings, along with favorable currency trends and a lower effective tax rate, propelled results in Ecolab’s second quarter ended June 30, 2003 as diluted earnings per share rose 25% to $0.25 per share.  (All share and per share results discussed in this release are adjusted to reflect the company’s two-for-one stock split paid June 6, 2003.)

Ecolab’s consolidated sales increased 13% to a record $947 million in 2003’s second quarter.  Net income rose 30% to a record $67 million.  Diluted net income per share of $0.25 for the second quarter of 2003 increased 9 percent over last year’s $0.23 pro forma earnings per share from ongoing operations. (See the schedule of  ”Supplemental 2002 Diluted Earnings Per Share Information” located at the end of this news release.)  Currency translation had a favorable impact on net income of approximately $3 million for the second quarter of 2003.

Commenting on the quarter, Allan L. Schuman, Ecolab’s Chairman and Chief Executive Officer said, ”We are very pleased with the second quarter results as they were achieved against a difficult environment.  Our markets were affected by weak global economies, war-related travel concerns, and the impact of the SARS epidemic, but we overcame these challenges to once again outdistance our industry and post solid sales and earnings growth.  The strength and dedication of our outstanding sales and service force, the breadth of our markets and our many opportunities within them, careful management of our expenses, and our ongoing commitment to performance excellence were the key drivers that enabled us to perform so well.

”These strong results, recorded in the current challenging environment, underscore our confidence that we will achieve improved growth as our global markets improve. We continue to expect a solid year of double-digit sales and earnings gains in 2003.  Through our aggressive new account development, we are building the momentum to exploit better market growth.  We will further leverage our markets through our focus on unmatched customer service, by improving our leading value proposition and breadth of customer solutions, and by maintaining our relentless and aggressive sales efforts.  Ecolab continues to be the product and service leader in innovative premium cleaning and sanitizing to our customers, and we are determined to successfully build on and aggressively grow our business.”

Second quarter sales for Ecolab’s United States Cleaning & Sanitizing operations rose 7% to $431 million, as gains in Institutional, Kay and Professional Products operations led growth.  Ecolab’s United States Cleaning & Sanitizing operating income rose 4% to $72 million as the higher volume, new products and cost efficiencies were partially offset by higher operating costs and investments in the sales force.

United States Other Services sales increased 5% to $83 million in the second quarter.  Operating income declined 26% to $7 million. An improved performance by Pest Elimination was offset by GCS, where accelerated investments to complete infrastructure development for future growth impacted results.

Sales of Ecolab’s International Cleaning & Sanitizing operations rose 4% in the first quarter when measured at fixed currency rates. Excluding acquisitions and divestitures, sales rose 2%.  Latin America sales showed good growth, as healthy gains in most of the region were partially offset by continued turmoil in Venezuela.  Europe and Asia Pacific reported modest gains that were in part affected by reduced travel because of war concerns and the SARS breakout.  Fixed currency operating income rose 8% to $38 million as margins improved in all regions through new products and programs as well as careful management of costs.  At public currency rates, International Cleaning and Sanitizing sales increased 21% and operating income grew 25%.

On a post-split basis, Ecolab reacquired 3.8 million shares of its common stock during the second quarter.

Business Outlook

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.  These statements do not include the potential impact of business acquisitions or other material corporate transactions, which may be completed after the date of this release.  This Business Outlook section should be read in conjunction with the information on ”Forward Looking Statements” at the end of this release.

Ecolab expects sales for both domestic and international operations (in fixed currencies) to increase in the third quarter 2003 over the third quarter 2002. Gross margins are expected to be in the 51% range, and selling, general and administrative expenses are expected to be around 37% of sales.  Interest expense is likely to be approximately $12 million.  The effective tax rate should be approximately 39%.  Overall, currency translation is expected to contribute to third quarter earnings.  Earnings per share from ongoing operations are expected to be in the $0.30-$0.32 range in the third quarter.  Full year earnings per share from ongoing operations continue to be expected to rise 10%-13% from 2002’s pro forma EPS of $0.92.

With sales of $3.4 billion, Ecolab is a global developer and marketer of premium cleaning, sanitizing, pest elimination, maintenance and repair products for the hospitality, foodservice, institutional and industrial markets.

Ecolab shares are traded on the New York Stock Exchange and the Pacific Exchange under the symbol ECL.  Ecolab news releases and other investor information are available on the Internet at http://www.ecolab.com.

Ecolab will host a live webcast to review the second quarter earnings announcement today at 1:00 p.m. Eastern Daylight Time.  The webcast will be available to the public on Ecolab’s website at http://www.ecolab.com/investor.  A replay of the webcast will be available at that site through August 1, 2003.

Listening to the webcast requires Internet access, a soundcard and the Windows Media Player or other compatible streaming media player. If you do not have the Media Player client installed on your PC, you may download a free version of Media Player at http://www.microsoft.com/windows/windowsmedia/players.asp.

This news release contains various “Forward-Looking Statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These include statements concerning our 2003 third quarter and full year financial and business prospects, including estimated gross margins, S, G & A expenses, interest expense and currency translation for the third quarter 2003.  These statements, which represent Ecolab’s expectations or beliefs concerning various future events, are based on current expectations that involve a number of risks and uncertainties that could cause actual results to differ materially from those of such Forward-Looking Statements.  These risks and uncertainties include: the vitality of the foodservice, hospitality, and travel industries; restraints on pricing flexibility due to competitive factors and customer and vendor consolidations; changes in oil or raw material prices or unavailability of adequate and reasonably priced raw materials; the occurrence of capacity constraints or the loss of a key supplier; the effect of future acquisitions or divestitures or other corporate transactions; the company’s ability to achieve plans for past acquisitions; the costs and effects of complying with: (i) laws and regulations relating to the environment and to the manufacture, storage, distribution, efficacy and labeling of the company’s products and (ii) changes in tax, fiscal, governmental and other regulatory policies; economic factors such as the worldwide economy, interest rates and currency movements, including, in particular, the company’s exposure to foreign currency risk;

the occurrence of (a) litigation or claims, (b) the loss or insolvency of a major customer or distributor, (c) war, (d) natural or manmade disasters (including material acts of terrorism or other hostilities which impact the company’s markets) and, (e) severe weather conditions or public health epidemics affecting the foodservice, hospitality and travel industries; loss of, or changes in, executive management; the company’s ability to continue product introductions and technological innovations; and other uncertainties or risks reported from time-to-time in the company’s reports to the Securities and Exchange Commission.  In addition, the company notes that its stock price can be affected by fluctuations in quarterly earnings.  There can be no assurances that the company’s earnings levels will meet investors’ expectations. Ecolab undertakes no duty to update its Forward-Looking Statements.

# # #

IMMEDIATE RELEASE

M.J. Monahan

(651) 293-2809

ECOLAB INC.

CONSOLIDATED STATEMENT OF INCOME

SECOND QUARTER AND SIX MONTHS ENDED JUNE 30, 2003

(unaudited)

	Second Quarter		Six Months
(thousands, except per share)	2003	2002	2003	2002

Net Sales	$946,735	$839,230	$1,822,587	$1,625,339

Cost of Sales *	466,734	413,425	897,216	809,370
Selling, General and Administrative Expenses	358,783	315,363	702,816	620,308
Special Charges (Income)	(147)	11,818	(344)	24,114

Operating Income	121,365	98,624	222,899	171,547

Interest Expense, Net	11,752	11,955	22,455	22,467

Income from Continuing Operations before Income Taxes	109,613	86,669	200,444	149,080

Provision for Income Taxes	42,458	35,008	77,971	60,378

Income from Continuing Operations before Cumulative Effect of Change in Accounting	67,155	51,661	122,473	88,702

Change in Accounting for Goodwill and Other Intangible Assets	—	—	—	(4,002)

Gain from Discontinued Operations	—	—	—	1,882

Net Income	$67,155	$51,661	$122,473	$86,582

Diluted Income per Common Share
Income from Continuing Operations	$0.25	$0.20	$0.46	$0.34
Change in Accounting for Goodwill	—	—	—	(0.02)
Gain from Discontinued Operations	—	—	—	0.01
Net Income	$0.25	$0.20	$0.46	$0.33

Weighted-Average Common
Shares Outstanding
Basic	261,246	257,810	260,847	257,311
Diluted	264,553	261,225	264,236	260,918

* Cost of sales includes special charges (income) of $1,908 for the second quarter ended June 30, 2002 and $(45) and $7,092 for the six months ended June 30, 2003 and 2002, respectively.

All per share and number of share data has been retroactively adjusted for the company’s two-for-one stock split paid June 6, 2003, except for the Consolidated Statement of Shareholders’ Equity.

ECOLAB INC.

OPERATING SEGMENT INFORMATION

SECOND QUARTER AND SIX MONTHS ENDED JUNE 30, 2003

(unaudited)

	Second Quarter		Six Months
(thousands)	2003	2002	2003	2002

Net Sales
United States
Cleaning & Sanitizing	$430,901	$402,113	$848,200	$794,462
Other Services	82,963	78,824	156,292	149,314
Total	513,864	480,937	1,004,492	943,776
International Cleaning & Sanitizing	389,596	373,151	750,154	714,084
Effect of Foreign Currency Translation	43,275	(14,858)	67,941	(32,521)
Consolidated	$946,735	$839,230	$1,822,587	$1,625,339

Operating Income
United States
Cleaning & Sanitizing	$71,943	$68,979	$141,849	$133,919
Other Services	6,785	9,224	10,432	14,486
Total	78,728	78,203	152,281	148,405
International Cleaning & Sanitizing	38,147	35,360	63,864	56,762
Corporate Expense*	106	(13,726)	348	(31,206)
Effect of Foreign Currency Translation	4,384	(1,213)	6,406	(2,414)
Consolidated	$121,365	$98,624	$222,899	$171,547

*                 Consistent with the company’s internal management reporting, corporate expense includes special charges (income) of $(106) and $13,726 for the second quarter ended June 30, 2003 and 2002, respectively, and $(348) and $36,997 for the six months ended June 30, 2003 and 2002, respectively.  Corporate expense also includes a curtailment gain of $5,791 for the six months ended June 30, 2002.

ECOLAB INC.

CONSOLIDATED BALANCE SHEET

JUNE 30, 2003

(thousands)	June 30 2003	December 31 2002	June 30 2002
	(unaudited)		(unaudited)

Assets
Current assets
Cash and cash equivalents	$30,572	$49,205	$50,792
Accounts receivable, net	644,294	553,154	554,781
Inventories	325,986	291,506	288,043
Deferred income taxes	78,866	71,147	58,192
Other current assets	60,243	50,925	44,263
Total current assets	1,139,961	1,015,937	996,071

Property, plant and equipment, net	708,136	680,265	650,062

Goodwill, net	780,308	695,700	636,034

Other intangible assets, net	210,535	188,670	172,042

Other assets, net	281,995	297,857	197,425

Total assets	$3,120,935	$2,878,429	$2,651,634

Liabilities and Shareholders’ Equity
Current liabilities
Short-term debt	$97,506	$160,099	$174,555
Accounts payable	222,168	205,665	195,159
Compensation and benefits	162,602	184,239	139,111
Income taxes	60,271	12,632	21,316
Other current liabilities	327,737	303,715	309,991
Total current liabilities	870,284	866,350	840,132

Long-term debt	601,981	539,743	525,251

Postretirement health care and pension benefits	224,248	207,596	194,753

Other liabilities	172,071	164,989	119,517

Shareholders’ equity	1,252,351	1,099,751	971,981

Total liabilities and shareholders’ equity	$3,120,935	$2,878,429	$2,651,634

ECOLAB INC.

SUPPLEMENTAL 2002 DILUTED EARNINGS PER SHARE INFORMATION

(unaudited)

	Quarter Ended March 31 2002	Quarter Ended June 30 2002	Six Months Ended June 30 2002	Quarter Ended Sept. 30 2002	Nine Months Ended Sept. 30 2002	Quarter Ended Dec. 31 2002	Year Ended Dec. 31 2002

Pro forma income from ongoing operations	$0.18	$0.23	$0.42	$0.28	$0.70	$0.22	$0.92
Pro forma adjustments:
One-time gain from benefit plan changes	0.01		0.01		0.01		0.01
Special restructuring and merger integration charges	(0.06)	(0.03)	(0.09)	(0.01)	(0.09)	(0.03)	(0.12)
Adoption of SFAS No. 142 - transitional impairment charge	(0.02)		(0.02)		(0.02)		(0.02)
Discontinued operations	0.01		0.01		0.01		0.01
Net income, as reported	$0.13	$0.20	$0.33	$0.28	$0.61	$0.19	$0.80

Per share amounts do not necessarily sum due to changes in shares outstanding and rounding.

The non-GAAP financial measures in the table above are provided to assist in the reader’s understanding of the comparibility of the company’s operations for 2003 and 2002.  The company believes that 2002 pro forma income from ongoing operations, a non-GAAP financial measure, is a useful basis to compare the company’s 2003 results against, because four unusual items during 2002 impacted the company’s reported net income (see “pro forma adjustments” in table above).  The presentation above reconciles as reported net income (U.S. GAAP amounts) to pro forma income from ongoing operations for the full year and quarters and interim year-to-date periods ended March 31, June 30, September 30 and December 31, 2002.  The information was originally presented in the company’s 2002 quarterly earnings releases and reflects the impact of the company’s two-for-one stock split paid June 6, 2003.

The pro forma information should not be constured as an alternative to reported results under U.S. GAAP.